Exhibit 3.1

Document Number - 20080735364-48 Filing Date and Time – 11/05/2008 7:40 AM Entity Number – E0698922008-4

ARTICLES OF INCORPORATION
(Pursuant to NRS Chapter 78)

1.Name of Corporation: Equinox International, Inc.

2. Registered Agent for Service of Process:
[Commercial Registered Agent]: Incorp Services, Inc.

3.  Authorized Stock:
Number of Shares with par value: 75,000,000
Par value per share: $.001

4.  Name and Addresses of the Board of Directors/Trustees:

Elena Dannikova
375 N. Stepahanie Street Suite 141
Henderson NV 89014

5.  Purpose:  Any Legal Purpose

6.  Name, Address and Signature of Incorporator:

/s/ Karla Valenzuela
Karla Valenzuela on behalf of
Incorp Services
375 N. Stephanie St, Suite 1411
Henderson NV 89014

7.  Certificate of Acceptance of Appointment of Registered Agent:

/s/ Karla Valenzuela
Karla Valenzuela on behalf of
Incorp Services                                                                Date: 10/08/2008

Document Number - 20100255728-12 Filing Date and Time – 04/20/2010 1:58 PM Entity Number – E0698922008-4

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.Name of Corporation: Equinox International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1.	Name of Corporation: The name of the corporation is BIOSTEM U.S. CORPORATION.
2.	Authorized Stock: 200,000,000 common shares with par value of $.001. Number of Shares with par value: 200,000,000 Par value per share: $.001

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 65%

4.  Effective date of filing: Close of Business on 5/5/10.

5.  Signature (required)

By:	/s/ Robert Tyler Yurckonis

Signature of Officer